SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[X] Definitive Information Statement

                         Clean Water Technologies, Inc.
       ------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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

                         CLEAN WATER TECHNOLOGIES, INC.
                      4030 PALOS VERDES DRIVE N., SUITE 104
                         ROLLING HILLS, CALIFORNIA 90274
                      -------------------------------------
                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.
                      -------------------------------------

February 23, 2006

To the stockholders of Clean Water Technologies, Inc.:

NOTICE IS HEREBY GIVEN, pursuant to Section 228 of the General Corporation Law of the State of Delaware, that on February 9, 2006 the holders of at least a majority of the outstanding shares of common stock of Clean Water Technologies, Inc., a Delaware corporation (the "Company") acted by written consent, without a meeting of stockholders, to (1) approve the expansion of the Board of Directors of the Company from four to five members and the election of three new members to the Board to fill the vacancies created by such action and by the resignations of two of the prior directors, (2) approve the reverse split of the outstanding common stock of the Company as a result of which stockholders will hold one share of common stock for each 7.4 shares held and (3) approve the assignment to Water Technologies Partners LLC of that certain License Agreement between Clean Water Technologies, Inc. and the University of South Florida Research Foundation, Inc., dated as of January, 1999, and that certain Sublicense Agreement between Clean Water Technologies, Inc. and GSA Resources, Inc., dated as of October 12, 1999. These proposals have been approved by the holders of a majority of the issued and outstanding shares of common stock as of February 9, 2006. YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION. Pursuant to Section 228 of the General Corporation Law of the State of Delaware, you are hereby being provided with notice of the approval by written consent by the holders of at least a majority of our issued and outstanding common stock of the foregoing. Pursuant to the Securities Exchange Act of 1934, as amended, you are being furnished an information statement relating to this action with this letter.



                                            By order of the Board of Directors,

                                            /s/ Suzanne Lewsadder
                                            ---------------------
                                            Suzanne Lewsadder
                                            Chief Executive Officer and Director

                         CLEAN WATER TECHNOLOGIES, INC.
                      4030 PALOS VERDES DRIVE N., SUITE 104
                         ROLLING HILLS, CALIFORNIA 90274

                              INFORMATION STATEMENT
                          -----------------------------
                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.
                       ----------------------------------

         This Information Statement is being furnished to the stockholders of Clean Water Technologies, Inc., a Delaware corporation (the "Company"), in connection with the following matters: (1) the expansion of the Board of Directors of the Company (the "Board") from four to five members and the appointment of three new directors to the Board to fill the vacancies created by such action and by the resignations of two of the prior directors, (2) the reverse split of the outstanding common stock of the Company, par value $0.001 per share (the "Common Stock"), as a result of which stockholders will hold one share of common stock (the "New Common Stock") for each 7.4 shares held (the "Reverse Split") and (3) the assignment to Water Technologies Partners LLC of that certain License Agreement between Clean Water Technologies, Inc. and the University of South Florida Research Foundation, Inc. (the "License Agreement"), dated as of January, 1999, and that certain Sublicense Agreement between Clean Water Technologies, Inc. and GSA Resources, Inc. (the "Sublicense Agreement"), dated as of October 12, 1999 (the "Assignment").

         Persons owning a majority of the outstanding capital stock of the Company have adopted, ratified and approved resolutions to effect (1) the expansion of the Board from four to five members and the appointment of David Frankel, Shemiran Hart and Sharon Biddle to the Board, in accordance with the requirements of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, (2) the reverse split of the outstanding Common Stock of the Company as a result of which stockholders will hold one share of New Common Stock for each 7.4 shares held and (3) the Assignment to Water Technologies Partners LLC of the License Agreement and the Sublicense Agreement. In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the stockholders' consent will become effective approximately 21 days following the distribution of this Information Statement to the Company's stockholders.

THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF THE COMPANY'S COMMON STOCK IS AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE FEBRUARY 23, 2006.

          The date of this Information Statement is February 23, 2006.

THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT PRESENTED IN OR WITH THIS INFORMATION STATEMENT. DOCUMENTS RELATING TO THE COMPANY (OTHER THAN EXHIBITS TO THESE DOCUMENTS UNLESS THESE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO CLEAN WATER TECHNOLOGIES, INC., 4030 PALOS VERDES DRIVE N., SUITE 104, ROLLING HILLS, CALIFORNIA 90274 OR BY CALLING THE COMPANY AT (310) 265-8918. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN TEN BUSINESS DAYS OF THE RECEIPT OF SUCH REQUEST.

         You are being provided with this Information Statement pursuant to
Section 14C of the Securities Exchange Act of 1934, as amended, and Rule 14c and
Schedule 14C thereunder.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the date of the Consent by a Majority of the Stockholders, February 9, 2006, the Company had 8,217,855 shares of Common Stock issued and outstanding, 5,800,000 of which were restricted. Each share of outstanding Common Stock was, and still is, entitled to one vote on matters submitted for Stockholder approval.

         On February 9, 2006, the holders of 4,517,800 (or approximately 55.0% of the shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the expansion of the Board from four (4) to five (5) members, acknowledging and accepting the resignations of Howard A. Scala and Laurie C. Scala, approving the election of three (3) new directors, approving the Assignment to Water Technologies Partners LLC of the License and Sublicense Agreement and approving the Reverse Split. Since the expansion of the Board, the election of the new directors, the Assignment and the Reverse Split have all been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 9, 2006 by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and executive officers and (iii) all directors and executive officers of the Company as a group. On such date, the Company had 8,217,855 shares of Common Stock outstanding. Shares not outstanding but deemed beneficially owned by virtue of the right of any individual to acquire shares within 60 days are treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Each person has sole voting and investment power with respect to the shares shown, except as noted.

NAME AND ADDRESS OF                 SHARES OF COMMON STOCK   PERCENTAGE OF CLASS
BENEFICIAL OWNER                      BENEFICIALLY OWNED     BENEFICIALLY OWNED*
--------------------------------------------------------------------------------
SheerVision, Inc.                          4,517,800                55.0%
4030 Palos Verdes Drive N.
Suite 104
Rolling Hills, California 90274

UTEK Corporation                           960,779                  11.7%
202 South Wheeler Street
Plant City, Florida 33563

Laurie Scala (1)  (5)                      14,300 (3)               **
c/o Clean Water Technologies, Inc.
2716 St. Andrews Boulevard
Suite 200
Tarpon Springs, Florida 34688

Howard Scala (1)(5)                        14,300 (3)               **
c/o Clean Water Technologies, Inc.
2716 St. Andrews Boulevard
Suite 200
Tarpon Springs, Florida 34688

Suzanne Lewsadder (1)(2)(4)                0                        **
c/o SheerVision, Inc.
4030 Palos Verdes Drive N.
Suite 104
Rolling Hills, California 90274

Jeffrey Lewsadder (1)(2)(4)                0                        **
c/o SheerVision, Inc.
4030 Palos Verdes Drive N.
Suite 104
Rolling Hills, California 90274

All Directors and Officers                 14,300 (3)               **
as a Group

------------------------------

* Based on 8,217,855 shares of common stock outstanding as of the date of this Information Statement.

** Less than 1%

(1) Director

(2) Officer

(3) 14,300 shares of Common Stock jointly held by Laurie and Howard Scala in a custodial capacity and one or more individual retirement accounts.

(4) Does not reflect 4,517,800 shares of Common Stock owned by SheerVision, Inc., which, in turn is 50% owned by each of Suzanne Lewsadder and Jeffrey Lewsadder.

(5) The resignations of these individuals as directors of the Company are effective as of January 19, 2006.

         Except as otherwise set forth, information on the stock ownership of these persons was provided to us by the persons.

                                CHANGE OF CONTROL

         On December 1, 2005, the Company entered into a Securities Purchase Agreement (the "Agreement") which is hereby incorporated by reference to the Company's Report on Form 8-K which was filed with the Commission on December 7, 2005, dated as of November 30, 2005 (the "Closing"), with SheerVision, Inc. ("SheerVision"), a California Corporation, and Laurie C. Scala and Howard A. Scala (the "Sellers"), who collectively owned beneficially and of record 4,517,800 shares (the "Shares") of Common Stock of the Company, whereby the Sellers sold all of the Shares to SheerVision for cash consideration in the aggregate amount of US$625,000 (the "Transaction"). The Shares include all shares of Common Stock owned beneficially or of record by the Sellers, or issuable upon the exercise, conversion, or exchange of securities or obligations held by, or owed to, either of the Sellers, other than an aggregate of 14,300 shares of Common Stock held by the Sellers in a custodial capacity and one or more individual retirement accounts.

         As a result of the Closing of the Transaction, SheerVision owns beneficially and of record 54.975% of the total outstanding shares of the Company's capital stock and 54.975% total voting power of the Company's outstanding voting securities.

         Before the Closing of the Transaction, the Company's Board consisted of two members, Laurie C. Scala and Howard A. Scala. In connection with the Transaction and pursuant to the terms of the Securities Purchase Agreement, on November 30, 2005, the directors voted to expand the Board thereby creating two vacancies. Pursuant to the terms of the Agreement, at Closing of the Transaction, all officers of the Company resigned, the Board nominated and elected Ms. Suzanne Lewsadder and Mr. Jeffrey Lewsadder to fill the two vacancies of the Registrant's Board, and the Board appointed Suzanne Lewsadder as Chief Executive Officer and Treasurer and Jeffrey Lewsadder as President and Secretary, effective November 30, 2005.

         Prior to the Transaction, the Board approved the acquisition of all of the outstanding shares of capital stock of SheerVision for such number of shares of newly issued Common Stock as shall equal 95% of the outstanding Common Stock (giving effect to such issuance). The Company has not yet entered into a definitive agreement with SheerVision or the shareholders thereof relating to such transaction.

         Each of Suzanne Lewsadder and Jeffery Lewsadder owns 50% of the total number of shares of outstanding stock of SheerVision, Inc.

         The description of the foregoing transaction does not purport to be complete and is qualified in its entirety by the terms of the agreement filed as
Exhibit 10.1 to that Current Report on Form 8-K, dated as of December 7, 2005, and incorporated by reference herein.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following chart sets forth information about the Company's officers and directors:

         NAME            AGE                 TITLE(S)                           TERM OF OFFICE

-------------------------------------------------------------------------------------------------------
Laurie C. Scala           51         Director                          July 1, 1998 to January 19, 2006

Howard A. Scala           53         Director                          July 1, 1998 to January 19, 2006


Suzanne Lewsadder         59         Director, Chief Executive
                                     Officer, and Treasurer              November 30, 2005 to present

Jeffrey Lewsadder         49         Director, President and
                                     Secretary                           November 30, 2005 to present

         The Company's Bylaws require that the Company must have a minimum of one director. Directors are elected at the annual meeting to be held on the second Monday of each September or at a time as soon thereafter as is convenient, at a time to be fixed by the Board of Directors. Directors shall serve until their successors are duly elected or appointed. A vacancy on the Board may be filled by written consent of the majority of the holders of the outstanding stock of the Company. The Board may be expanded by written consent of the majority of the holders of the outstanding stock of the Company.

         Suzanne Lewsadder has served as Chief Executive Officer, Treasurer and a director of the Company since November 30, 2005. Ms. Lewsadder has also served as SheerVision, Inc.'s Chief Executive Officer since co-founding the company in 1999. Ms. Lewsadder has over twenty-five years experience starting and building enterprises, with a focus on operational management and strategic business development. As CEO of SheerVision, Ms. Lewsadder runs day-to-day operations, oversees strategic alliances and develops marketing strategies. Ms. Lewsadder holds a B.A. degree in Organization Communications, cum laude, from California State University. She holds no other directorships in any reporting companies.

         Jeffrey Lewsadder has served as President, Secretary and a director of the Company since November 30, 2005. Mr. Lewsadder has also served as SheerVision, Inc.'s President since co-founding the company in 1999. Mr. Lewsadder is a veteran sales and marketing executive largely from the medical device industry. As President of SheerVision, Mr. Lewsadder is responsible for the overall sales and marketing activities of the firm, including trade shows, as well as product development. He is credited with the design and development of SheerVision's product line. Jeffrey Lewsadder is the husband of Suzanne Lewsadder. He holds no other directorships in any reporting companies.

         Laurie C. Scala, has served as a director of the Company since 1998. She served as President, Secretary and Treasurer of the Company from 1998 to 2005. She is a graduate of Douglas College in Communications (B.A. 1975). She began her brokerage career as a registered representative of Merrill Lynch, Pierce, Fenner & Smith, Inc. in 1976. In 1980, she became a Vice President of Herzfeld & Stern, Inc. In 1982, Mrs. Scala assumed a position as Vice

President of Thomson McKinnon Securities, Inc. In 1984, she left her former position to work at a partnership formed with her husband, Howard Scala, providing financial planning and brokerage services. Since its formation in 1986, Mrs. Scala has worked for the Company. She holds no other directorships in any reporting companies.

         Howard A. Scala has served as a director of the Company since 1998. He served as Vice President of the Company from 1998 to 2005. He is a graduate of Syracuse University School of Management in Marketing (B.S. 1973). He began his brokerage career as a registered representative of Merrill Lynch, Pierce, Fenner & Smith, Inc. in 1976. In 1980, he became a Vice President of Herzfeld & Stern, Inc. In 1982, Mr. Scala assumed a position as Vice President of Thomson McKinnon Securities, Inc. In 1984, he left his former position to work at a partnership formed with his wife, Laurie Scala, providing financial planning and brokerage services. Since its formation in 1986, Mr. Scala has worked for the Company. He holds no other directorships in any reporting companies.

         There are currently no legal proceedings to which any of the directors or officers of the Company are a party.

         The Company does not currently have an audit committee, a nominating committee, or a compensation committee. Each of the aforementioned committees are anticipated to be formed once the Board of Directors is in place. Suzanne Lewsadder and Jeffrey Lewsadder participated in consideration of the three newly elected Board members.

         The Company held two Board meetings in the last year, to approve the issuance of 1,000,000 restricted shares to Howard Scala and Laurie Scala in satisfaction of the amount due in respect of officer liability carried on the Company financial statements and to discuss and approve the Securities Purchase Agreement and to approve the acquisition of all of the outstanding shares of capital stock of SheerVision, Inc. for such number of newly-issued shares of Common Stock as shall equal 95% of the outstanding Common Stock, respectively, after giving effect to such issuance.

         Security holders may send communications to the Board at the following address:

                  c/o Clean Water Technologies, Inc.
                  4030 Palos Verdes Drive N.
                  Suite 104
                  Rolling Hills, California  90274

                             EXECUTIVE COMPENSATION

                                                                           RESTRICTED
                                                          OTHER ANNUAL        STOCK       SECURITIES      LTIP
NAME AND PRINCIPAL                 SALARY      BONUS      COMPENSATION       AWARD(S)     UNDERLYING     PAYOUTS    OTHER
     POSITION             YEAR      ($)         ($)            ($)             ($)        OPTIONS (#)      ($)       ($)
    ----------           ------    -----       -----          -----           -----      -------------    -----     -----
Laurie Scala              2000         0           0              0                0                0         0         0
                          2001         0           0              0         $200,000                0         0         0
                          2002         0           0              0          $75,000                0         0         0
                          2003         0           0              0                0                0         0         0
                          2004         0           0              0                0                0         0         0
                          2005         0           0              0                0                0         0         0
Howard Scala              2000         0           0              0                0                0         0         0
                          2001         0           0              0         $200,000                0         0         0
                          2002         0           0              0          $75,000                0         0         0
                          2003         0           0              0                0                0         0         0
                          2004         0           0              0                0                0         0         0
                          2005         0           0              0                0                0         0         0
Suzanne Lewsadder         2005         0           0              0                0                0         0         0
Jeffrey Lewsadder         2005         0           0              0                0                0         0         0

              EXPANSION OF THE BOARD AND ELECTION OF NEW DIRECTORS

         On February 9, 2006, the holders of record of a majority of our issued and outstanding shares of our Common Stock approved, (A) expansion of the Board of Directors from four (4) to five (5) members and (B) the election of three new directors: Shemiran Hart, Sharon Biddle, and David Frankel. Ms. Hart will fill the vacancy resulting from the expansion of the Board, and Mr. Frankel and Ms. Biddle will fill the vacancies resulting from the resignations of Howard A. Scala and Laurie C. Scala as directors of the Company, effective January 19, 2006.

         The following chart sets forth information about the individuals elected to serve as members of the Board:

     NAME                        AGE                        TITLE(S)

-------------------------------------------------------------------------

Shemiran Hart                     47                        Director

Sharon Biddle                     53                        Director

David Frankel                     54                        Director

         Shemiran Hart is Division Controller of semiconductor manufacturer Veeco Instruments, Inc., where she has served in that capacity since 2005. She brings over fifteen years experience in public company financial management to her role as Board director. Previously, Ms. Hart was Division Controller of Teradyne, Inc., a S&P 500 corporation, from 1999 to 2005. Ms. Hart holds a B.S. in Business Administration, Magna Cum Laude, from the University of Southern California. She holds no other directorships in any reporting companies.

         Sharon Biddle is President and Publisher of The Real Estate Book for San Luis Obispo County, California, where she has served in that capacity since 1999. She brings over twenty-five years experience in corporate marketing and public relations to her role as Board director. Previously, Ms. Biddle served as the Vice President of Marketing for Jazzercise, Inc. Ms. Biddle holds a B.S. in Journalism and Marketing from Long Beach State University. She holds no other directorships in any reporting companies.

         David Frankel is a CPA and has been a partner in accounting firm Frankel & Kohn since 2000. He brings over twenty-five years experience in financial consulting to his role as Board director. Mr. Frankel has been a financial and tax consultant to SheerVision, Inc. since its inception in 1999 and briefly served as its interim CFO during 2005. Mr. Frankel holds a B.S. in Business Administration and is ABV accredited. He holds no other directorships in any reporting companies.

         Neither of Ms. Hart, Ms. Biddle, or Mr. Frankel owns any stock in the Company nor holds any position as an officer of the Company as of the date hereof.

                  REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK

         The resolutions adopted and approved by the owners of a majority of the outstanding capital stock of the Company provide that the Certificate of Incorporation shall be amended to provide for the Reverse Split. In the amendment to the Certificate of Incorporation, Article IV is amended to effect the Reverse Split by providing that each 7.4 shares of Common Stock outstanding at the effective date of such action is reclassified as one share of issued and outstanding New Common Stock. Any fractional share resulting from such change will be rounded upward to the next higher whole share of New Common Stock. The stockholders will hold one share of New Common Stock for each 7.4 shares of previously held of Common Stock as a result of the Reverse Split.

                        ASSIGNMENT OF LICENSE AGREEMENTS

         The resolutions adopted and approved by the owners of a majority of the outstanding capital stock of the Company approve assignment to Water Technologies Partners LLC of each of the License Agreement and Sublicense Agreement, which are substantially all of the assets of the Company, to be effected by the respective assignment agreements substantially in the forms attached hereto as EXHIBIT A and EXHIBIT B.


                                             By order of the Board of Directors,

                                             /s/ Suzanne Lewsadder
                                             ---------------------
                                             Suzanne Lewsadder
                                             Director

                                                                       EXHIBIT A

                                   ASSIGNMENT
                                   ----------
                               (LICENSE AGREEMENT)

         THIS ASSIGNMENT ("Assignment") is made and entered into this __ day of February, 2006, by and between CLEAN WATER TECHNOLOGIES, INC., a Delaware corporation ("Assignor"), and WATER TECHNOLOGY PARTNERS LLC, a Florida limited liability company ("Assignee").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Assignor was granted and owns an exclusive license to use and market certain technology developed by the University of South Florida known as a method for removing arsenic species from an aqueous liquid using modified zeolite material as disclosed in U.S. patent applications 60/036, 704 and 90/016, 126 by inventor Dr. Dagmar Bonnin, pursuant to a License Agreement between Assignor and University of South Florida Research Foundation, Inc. ("USF") dated January, 1999 (the "License Agreement"), a copy of which is attached hereto as Exhibit A, and

         WHEREAS, Assignor possesses all right, title and interest in and to the License Agreement, and desires to sell, assign, and transfer the License Agreement to Assignee, and Assignee desires to accept said sale, assignment and transfer upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual convents contained herein, the parties hereto agree as follows:

         1. ASSIGNMENT. For $1.00 and other good consideration, receipt of which is hereby acknowledged, Assignor hereby sells, assigns and transfers to Assignee, and Assignee hereby purchases and accepts, any and all of Assignor's right, title and interest in and to the License Agreement. The foregoing sale, assignment and transfer is made without any recourse whatsoever to Assignor and without any representations and warranties expressed or implied of any nature whatsoever.

         2. ASSUMPTION AND INDEMNIFICATION. Assignee agrees to assume and faithfully observe and perform all of Assignor's covenants, agreements and obligations under the License Agreement. Assignee further agrees to indemnify and save Assignor harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities and costs and expenses of every nature whatsoever arising from the License Agreement on or after the date hereof.

         3. ACKNOWLEDGMENTS. Assignee acknowledges that the License Agreement is in full force and effect, that Assignor is not in default under or breach of the License Agreement and has performed any and all of its obligations thereunder through the date hereof, and that Assignor has the right to assign the License Agreement.

         4. CONSENT OF USF. Assignor and Assignee recognize and acknowledge that the assignment of the License Agreement hereunder may require the consent and approval of USF. In such event, Assignee will use its best efforts to obtain such consent and approval and to cause USF to execute the Consent to Assignment set forth below; provided, however, the failure to obtain such consent shall not affect in any manner the rights and responsibilities of Assignor and Assignee under this Assignment.

         5. MODIFICATION OF LICENSE AGREEMENT. Assignee agrees that, at all times while Assignor is a party to the License Agreement, Assignee shall not change, modify, or amend the License Agreement.

         6. ASSIGNABILITY. Assignee may sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Assignment without the consent of Assignor.

         7. AMENDMENT. This Assignment may be amended only by a written instrument duly executed by both parties hereto.

         8. BINDING EFFECT. This Assignment shall be binding upon the successors and assigns of the parties. The parties shall execute and deliver such further and additional instruments, agreements, and other documents as may be necessary to carry out the provisions of this Assignment.

         9. GOVERNING LAW. This Assignment shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         10. ENTIRE AGREEMENT. This Assignment supersedes all previous contracts and understandings and constitutes the entire agreement between the parties. No oral statements or prior writings not specifically incorporated herein shall be of any force and effect and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment as provided herein.

         11. EFFECTIVENESS. The effectiveness of this Assignment shall be subject to and commence upon approval of the shareholders of Assignor of this Assignment and the transactions contemplated herein.

         12. COUNTERPARTS. The parties hereto may execute this Assignment in counterparts, each of which, when executed and delivered by the parties hereto, shall have the force and effect of an original. All such counterparts shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

WITNESS:                                     CLEAN WATER TECHNOLOGIES, INC.,
                                             a Delaware corporation


___________________________________          By: _______________________________

                                             As: _______________________________


                                             WATER TECHNOLOGY PARTNERS LLC,
                                             a Florida limited liability
                                             company


___________________________________          By:________________________________

                                             As:________________________________

                              CONSENT TO ASSIGNMENT
                              ---------------------

         The undersigned hereby consents to the foregoing assignment of the License Agreement from Clean Water Technologies, Inc., as Assignor, to Water Technology Partners LLC, as Assignee, and releases Assignor from any and all liability under the License Agreement.


WITNESS: UNIVERSITY OF SOUTH FLORIDA RESEARCH FOUNDATION, INC., a Florida corporation


___________________________________          By: _______________________________

                                             As: _______________________________

                                                                       EXHIBIT B

                                   ASSIGNMENT
                                   ----------
                             (SUBLICENSE AGREEMENT)

         THIS ASSIGNMENT ("Assignment") is made and entered into this ___ day of February, 2006, by and between CLEAN WATER TECHNOLOGIES, INC., a Delaware corporation ("Assignor"), and WATER TECHNOLOGY PARTNERS LLC, a Florida limited liability company ("Assignee").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Assignor owns an exclusive license to use and market certain technology developed by the University of South Florida, known as a method for removing arsenic species from an aqueous liquid using modified zeolite material as disclosed in U.S. patent applications 60/036, 704 and 90/016, 126 by inventor Dr. Dagmar Bonnin (the "USF Technology"),

         WHEREAS, Assignor and GSA Resources, Inc. ("GSA") entered into a Sublicense Agreement dated October 12, 1999 (the "Sublicense Agreement"), a copy of which is attached hereto as Exhibit A, wherein Assignor granted GSA an exclusive sublicense to use and market the USF Technology,

         WHEREAS, GSA sold and assigned all of its right, title and interest in and to the Sublicense Agreement to Element 33, L.L.C., which, in turn, sold and assigned all of its right, title and interest in and to the Sublicense Agreement to International Water Purification Technologies, L.L.C. ("IWPT"), and

         WHEREAS, Assignor possesses all right, title and interest in and to the Sublicense Agreement with IWPT, and desires to sell, assign, and transfer the Sublicense Agreement to Assignee, and Assignee desires to accept said sale, assignment and transfer upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual convents and obligations contained herein, the parties hereto agree as follows:

         1. ASSIGNMENT. For $1.00 and other good consideration, receipt of which is hereby acknowledged, Assignor hereby sells, assigns and transfers to Assignee, and Assignee hereby purchases and accepts, any and all of Assignor's right, title and interest in and to the Sublicense Agreement. The foregoing sale, assignment and transfer is made without any recourse whatsoever to Assignor and without any representations and warranties expressed or implied of any nature whatsoever.

         2. ASSUMPTION AND INDEMNIFICATION. Assignee agrees to assume and faithfully observe and perform all of Assignor's covenants, agreements and obligations under the Sublicense Agreement. Assignee further agrees to indemnify and save Assignor harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities and costs and expenses of every nature whatsoever arising from the Sublicense Agreement on or after the date hereof.

         3. ACKNOWLEDGMENTS. Assignee acknowledges that the Sublicense Agreement is in full force and effect, that Assignor is not in default under or breach of the Sublicense Agreement and has performed any and all of its obligations thereunder through the date hereof, and that Assignor has the right to assign the Sublicense Agreement.

         4. CONSENT OF IWPT. Assignor and Assignee recognize and acknowledge that the assignment of the Sublicense Agreement hereunder may require the consent and approval of IWPT. In such event, Assignee will use its best efforts to obtain such consent and approval and to cause IWPT to execute the Consent to Assignment set forth below; provided, however, the failure to obtain such consent shall not affect in any manner the rights and responsibilities of Assignor and Assignee under this Assignment.

         5. MODIFICATION OF SUBLICENSE AGREEMENT. Assignee agrees that, at all times while Assignor is a party to the Sublicense Agreement, Assignee shall not change, modify, or amend the Sublicense Agreement.

         6. ASSIGNABILITY. Assignee may sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Assignment without the consent of Assignor.

         7. AMENDMENT. This Assignment may be amended only by a written instrument duly executed by both parties hereto.

         8. BINDING EFFECT. This Assignment shall be binding upon the successors and assigns of the parties. The parties shall execute and deliver such further and additional instruments, agreements, and other documents as may be necessary to carry out the provisions of this Assignment.

         9. GOVERNING LAW. This Assignment shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         10. ENTIRE AGREEMENT. This Assignment supersedes all previous contracts and understandings and constitutes the entire agreement between the parties. No oral statements or prior writings not specifically incorporated herein shall be of any force and effect and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment as provided herein.

         11. EFFECTIVENESS. The effectiveness of this Assignment shall be subject to and commence upon approval of the shareholders of Assignor of this Assignment and the transactions contemplated herein.

         12. COUNTERPARTS. The parties hereto may execute this Assignment in counterparts, each of which, when executed and delivered by the parties hereto, shall have the force and effect of an original. All such counterparts shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

WITNESS:                                     CLEAN WATER TECHNOLOGIES, INC.,
                                             a Delaware corporation


___________________________________          By: _______________________________

                                             As: _______________________________


                                             WATER TECHNOLOGY PARTNERS LLC,
                                             a Florida limited liability
                                             company


___________________________________          By:________________________________

                                             As:________________________________

                              CONSENT TO ASSIGNMENT
                              ---------------------

         The undersigned hereby consents to the foregoing assignment of the Sublicense Agreement from Clean Water Technologies, Inc., as Assignor, to Water Technology Partners LLC, as Assignee, and releases Assignor from any and all liability under the Sublicense Agreement.


WITNESS: INTERNATIONAL WATER PURIFICATION TECHNOLOGIES, L.L.C., an Arizona limited liability company


___________________________________          By: _______________________________

                                             As: _______________________________